EXHIBIT 99.01

SRAX Intends to Pay Cryptocurrency Dividend with BIGtoken

LOS ANGELES, November 28, 2017 –Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and data management platform delivering the tools to reach and reveal valuable audiences, intends to pay a one-time cryptocurrency dividend to all of its shareholders as part of the company’s planned Initial Coin Offering (ICO).

SRAX has been developing a cutting edge blockchain identification graph technology named BIG Platform. When fully developed, the BIG Platform is anticipated to be a consumer-first data management and distribution system that will issue users a limited number of BIGtokens for sharing their personal data with developers, media, and data buyers.

The dividend will be paid in the form of a BIGtoken, a secured digital token which the company intends to link to its BIG Platform and register with the SEC. The exact record date and any conditions related to receiving the dividend, or if a dividend will ultimately be paid at all, will be determined at such time as the company is ready to launch its BIG Platform.

“We are excited about the long-term potential of the BIG Platform, and the corresponding BIGtoken, and want all of our shareholders to have the benefit of participating as BIGtoken cryptocurrency owners,” stated SRAX’s CEO and Chairman Christopher Miglino. “While most investors have heard of cryptocurrencies such as Bitcoin, many are not yet owners. BIGtoken, in many cases, could be the first digital currency that investors own, and we intend to provide informative materials to help them understand the process.”

About SRAX
SRAX (Social Reality, Inc., NASDAQ: SRAX) is a digital marketing and data management platform delivering the tools to reach and reveal valuable audiences. SRAX’s machine-learning technology analyzes marketing data to identify brands and content owners’ core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, SRAX discovers new and measurable opportunities that amplify campaign performance and maximize profits. For more information on how SRAX delivers a digital competitive advantage to surpass today’s marketing challenges, visit www.srax.com.

About BIG Platform and BIGtoken

BIG Platform is in the early stages of development. When completed, it is anticipated that BIG Platform will be a consumer-first data management and distribution system that provides transparency, authentication, and compensation.  Consumers will be compensated with BIGtoken for sharing their personal data with developers, media, and data buyers. BIGtoken is a secured digital token that the company intends will be linked to its BIG Platform.

As currently in development, media companies, advertising platforms, developers, and other organizations will be able to efficiently build on top of and integrate into the BIG Platform.  When developed, BIG Platform will address major challenges in the digital advertising industry, and provide solutions and value in other verticals including healthcare, media, finance, and more.

To receive information as it becomes available, visit www.bigtoken.com and sign up for updates.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as our subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. When and if the BIG Platform is successfully developed, BIGtoken may not be financially successful, may not create additional value for SRAX, and in the event that a market develops, there can be no assurances that the BIGtokens will appreciate in value. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com